                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               ASTROPOWER, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               ASTROPOWER, INC.
                                  Solar Park
                          Newark, Delaware 19716-2000








Dear Shareholder:

                Please accept my personal invitation to attend our Annual Meeting of Shareholders on Wednesday, June 16, 1999 at 11:00 a.m. This year's meeting will be held at the Company's manufacturing plant at Pencader Corporate Center, Newark, Delaware.

                The business to be conducted at the meeting is set forth in the formal notice that follows. In addition, Management will provide a review of 1998 operating results and discuss the outlook for the future. After the formal presentation, the Directors and Management will be available to answer any questions that you may have.

                Your vote is important. I urge you to complete, sign and return the enclosed proxy card.

                I look forward to seeing you on June 16.

                                        Sincerely,


                                        /s/ Allen M. Barnett


May 13, 1999                            Allen M. Barnett
                                        President and Chief Executive Officer

                               AstroPower, Inc.
                                  Solar Park
                         Newark, Delaware  19716-2000

                          Telephone:   (302) 366-0400

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TAKE NOTICE that the 1999 Annual Meeting of Shareholders of AstroPower, Inc., a Delaware corporation (the "Company") will be held at the Company's Silicon-Film manufacturing plant at Pencader Corporate Center, Newark, Delaware on:

                           Wednesday, June 16, 1999

at 11:00 a.m. (local time) for the following purposes:

1. To elect two directors to serve until the 2002 Annual Meeting of Shareholders.

2. To amend AstroPower, Inc.'s 1989 Stock Option Plan so as to increase the number of shares available under the Plan.

3.  To approve the proposed AstroPower, Inc. 1999 Stock Option Plan.

4. To ratify the appointment of KPMG, LLP as independent accountants for the 1999 fiscal year.

5. To transact such other business as may properly come before the Meeting and at any adjournments or postponements of the Meeting.


Accompanying this Notice is the Proxy Statement and Form of Proxy.

The Board of Directors set May 10, 1999, as the record date for the meeting. This means that owners of the Company's Common Stock at the close of Business on that date are entitled to (1) receive notice of the Meeting and (2) vote at the Meeting and any adjournments or postponements of the Meeting. We will make available a list of Shareholders of the Company as of the close of business on May 10, 1999 for inspection during normal business hours from June 4 through June 15, 1999, at the offices of the Company, Solar Park, Newark, Delaware.
This list will also be available at the meeting.

DATED: Newark, Delaware, May 13, 1999

                                 BY ORDER OF THE BOARD OF DIRECTORS



                                        ALLEN M. BARNETT
                                 President and Chief Executive Officer

WE URGE YOU TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                               ASTROPOWER, INC.
                                  Solar Park
                         Newark, Delaware  19716-2000



                                PROXY STATEMENT



This Proxy Statement and accompanying proxy are first being sent to Shareholders on or about May 13, 1999.


                               VOTING AND PROXIES


What is the purpose of the Annual Meeting?

At our Annual Meeting, Shareholders will act upon the matters outlined on the previous page and described in this Proxy Statement, including the election of directors, amending our 1989 Stock Option Plan, approval of the 1999 Stock Option Plan and ratification of the appointment of our independent accountants. In addition, management will respond to questions from Shareholders.

Who is entitled to vote?

Only holders of record at the close of business on May 10, 1999 of Common Stock are entitled to vote. Each holder of Common Stock is entitled to one vote per share. We are authorized to issue 25,000,000 Common Shares, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. There were issued and outstanding 8,673,186 shares of Common Stock as of the close of business on May 10, 1999. There are no shares of Preferred Stock outstanding.


How do I vote?

You can vote by filling out the accompanying proxy and returning it in the postage paid return envelope that we have enclosed for you. Voting information is provided on the enclosed form of proxy. If your shares are held in the name of a bank or broker, follow the voting instructions on the form that you receive from them.


What if my shares are held by a broker or nominee?

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion as to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares for approval.

How will my proxy be voted?

Your proxy, when properly signed and returned to us, and not revoked, will be voted in accordance with your instructions relating to the election of directors and on Items 2, 3 and 4. We are not aware of any other matter that may be properly presented other than the election of directors and Items 2, 3 and 4.
If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretion to vote in their best judgment.


What if I don't mark the boxes on my proxy?

Unless you give other instructions on your form of proxy, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each Item in this Proxy Statement. In summary, the Board recommends a vote For:
                  ---

     . the election of directors;
     . amending our 1989 Stock Option Plan;
     . approval of the 1999 Stock Option Plan; and
     . the ratification of the appointment of KPMG, LLP as our independent accountants for 1999.


Can I go to the Annual Meeting if I vote by proxy?

Yes. Attending the meeting does not revoke the proxy. However, you may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later dated proxy.


Will my vote be public?

No. As a matter of policy, Shareholder proxies, ballots and tabulations that identify individual shareholders are kept confidential and are only available as actually necessary to meet legal requirements.


What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of Common Stock entitled to vote will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How many votes are needed to approve an Item?

The affirmative vote of shares representing a majority in voting power of the shares of Common Stock, present in person or represented by proxy and entitled to vote at the meeting, is necessary for approval of Items 2, 3 and 4. Proxies marked as abstentions on these matters will not be voted and will have the effect of a negative vote. The election of directors will be by a plurality of the votes cast. A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated.


                        PERSONS MAKING THE SOLICITATION


Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse Shareholder's nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company.


                                 ANNUAL REPORT

The Annual Report for the year ended December 31, 1998 containing financial and other information about the Company is enclosed.


Item 1.

                             ELECTION OF DIRECTORS

The Board of Directors currently consists of six members. The Amended and Restated By-Laws of the Company provide for a classified Board of Directors. At the 1998 Annual Meeting of Shareholders, the directors were divided into three classes, with the directors of the first class elected for a term of one year, the directors of the second class elected for a term of two years, and the directors of the third class elected for a term of three years. Thereafter, following such initial classification and election, directors elected to succeed those directors whose terms expire are to be elected for a term of office to expire at the third succeeding annual meeting of Shareholders after their election and until their successors are duly elected and qualified. The term of the office of directors in Class I expires at the 1999 Annual Meeting. The Board of Directors proposes that the two nominees described below, both of whom are currently serving as Class I directors, be re-elected to Class I for a new term of three years and until their successors are duly elected and qualified. All nominees and all current Class II and Class III directors were elected by the Shareholders.

Each of the nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

There are set forth below following the names of the nominees and Class II and Class III directors, their present positions and offices with the Company, their principal occupations during the past five years, directorships held with other corporations, certain other information, their ages and the year first elected as a director.


NOMINEES FOR DIRECTOR - CLASS I TERM - EXPIRING 2002

Clare E. Nordquist, age 63, has served as a director of the Company since 1995. Mr. Nordquist is the Managing General Partner of Material Ventures Associates LP, a venture capital partnership specializing in advanced technology materials companies and serves as a director of Leading Edge Ceramics, LLC, a manufacturer and distributor of ceramic powders and shapes; and Viox Corporation, a custom producer of electronic grade, high purity glass powders utilized primarily in electronics applications. Mr. Nordquist received a B.S. in Ceramic Engineering from the University of Washington and an M.B.A. from the University of Denver. Member of the Audit and Compensation Committees.

Charles R. Schaller, age 63, has served as director of the Company since 1989 and as Secretary from 1989 through March 1998. Mr. Schaller is a management consultant specializing in the petrochemicals industry and a venture developer concentrating in the area of specialty materials, and serves as Founding Chairman and a Director of Medarex Inc., a publicly held biotechnology firm. From 1985 to 1989, Mr. Schaller served as President and Chief Operating Officer of Essex Vencap, Inc., a venture development subsidiary of Essex Chemical Corporation. Mr. Schaller has more than 40 years of experience in sales, marketing, management, business and venture development and management consulting in the chemical, petrochemical and specialty materials areas. Mr. Schaller received a B.E. in Chemical Engineering from Yale University and is a graduate of the Harvard Business School Program for Management Development. Member of the Compensation Committee.

INCUMBENT DIRECTORS - CLASS II - TERM EXPIRING 2000

Dr. George S. Reichenbach, age 69, has served as a director of the Company since 1989. Dr. Reichenbach was a Managing Director of Advent International Corporation, a venture capital firm from January 1, 1987 to August 1, 1998 and continues to serve as a consultant to them. He serves as a director of Progressive Systems Technology, a semiconductor capital equipment manufacturer. Previously, Dr. Reichenbach worked at the Massachusetts Institute of Technology where has served as an Assistant Professor and Associate Professor of Mechanical Engineering and in 1956 joined the Norton Company, a manufacturer of industrial products, initially as director of research and development and subsequently was Corporate Vice-President in charge of several of Norton's world wide businesses. Dr. Reichenbach received a B.S. in Mechanical Engineering from Yale University and a Sc.D. in Mechanical Engineering from the Massachusetts Institute of Technology. Member of the Compensation Committee.

Dr. George W. Roland, age 59, served as President and Chief Executive Officer of the Company's Solar Power Business from 1996 to December 31, 1998 at which time he retired as an officer and employee. He continues to serve as a director and has served as such since 1997. Dr. Roland is currently a consultant and private investor. From 1995 to 1996, Dr. Roland served as Vice President and General Manager of the Company's Solar Power Business. From 1993 to June 1995 Dr. Roland served as President of Siemens Solar Industries, LP, an affiliate of Siemens Corporation (USA). Prior to that, Dr. Roland served in various positions, including Vice President and Division Manager of the Metalworking Systems Division, at Kennametal, Inc. Dr. Roland began his industry career in 1968 as a research and development engineer at Westinghouse Electric Corporation's Research and Development Center in Pittsburgh, Pennsylvania, throughout which time he has been awarded 15 U.S. patents and has authored numerous technical publications. Dr. Roland received a B.S. in Geology from Acadia University and a Ph.D. in Geological Science from Lehigh University.

INCUMBENT DIRECTORS - CLASS III - TERM EXPIRING 2001

Dr. Allen M. Barnett, age 58, is a founder of the Company and has served as its President and Chief Executive Officer and as a director since the Company's incorporation as a separate entity in 1989. From 1983 to 1989 Dr. Barnett served as General Manager of the AstroPower Division of Astrosystems, Inc. From 1976 to 1993 Dr. Barnett was a Professor of Electrical Engineering at the University of Delaware. From 1976 to 1979 Dr. Barnett served as Director of the Institute of Energy Conversion at the University of Delaware. Dr. Barnett is a technical expert in thin-film materials and devices and has been active in photovoltaic research and development since 1975, during which time he has been awarded 21 U.S. patents, authored or co-authored numerous technical publications and garnered several professional awards. Dr. Barnett has served as President and is currently on the Board of Directors of the Solar Energy Industries Association and serves on a number of national and international committees in the field. Dr. Barnett received a B.S. and M.S. in Electrical Engineering from the University of Illinois, and a Ph.D. in Electrical Engineering from Carnegie Institute of Technology.

Gilbert Steinberg, age 68, has served as a director of the Company since 1989. Mr. Steinberg is Vice President and Chief Financial Officer of Astrosystems, Inc, which was a manufacturer of electronic, electromechancial and power conversion devices until February, 1996 at which time its shareholders voted for a Plan of Liquidation. Mr. Steinberg is one of Astrosystems officers supervising the liquidation. Mr. Steinberg is the founder of Mentortech, Inc., a publicly held company specializing in software development and computer training consulting. Mr. Steinberg received a B.S. in Industrial Engineering at the Massachusetts Institute of Technology and an M.S. in Mathematics from Adelphi College. Member of the Audit and Compensation Committees.


                             OUR EXECUTIVE OFFICERS

Dr. Allen M. Barnett, age 58, President and Chief Executive Officer of the Company. See "Election of Directors" above.

Peter C. Aschenbrenner, age 43, has served as Vice President, Marketing and Sales since 1995 and from 1994 to 1995 Mr. Aschenbrenner served as Director of Marketing of the Company. From 1991 to 1994 Mr. Aschenbrenner served in a number of capacities with Siemens Solar Industries, LP, including Director of Marketing from 1992 to 1994 and Director of Technology Development from 1991 to 1992. From 1988 to 1990 Mr. Aschenbrenner served as Co-Managing Director of Photovoltaic Electric GmBH, a joint venture between Siemens AG and Arco Solar, Inc. He served in various positions with Arco Solar from 1978 to 1988. Mr. Aschenbrenner received a B.A. in Product Design from Stanford University.

Louis C. DiNetta, age 48, has served as Vice President, Advanced Optoelectronic Products since 1996. He joined the AstroPower Division of Astrosystems, Inc. in 1985. Mr. DiNetta is responsible for the research and development of new photonic energy conversion devices and related optoelectronic products. From 1976 to 1985 Mr. DiNetta worked at the Institute of Energy Conversion at the University of Delaware, where he was responsible for planning and organization of device fabrication, as well as process and equipment development to support various research projects. Mr. DiNetta received a B.S.A.S. in Physics from the University of Delaware.

Dr. Robert B. Hall, age 58, has served as Vice President and Chief Scientist since joining the AstroPower Division of Astrosystems, Inc. in 1983. Dr. Hall's responsibilities include research and development of thin-film crystalline materials and ceramic structures for thin-film polycrystalline devices. From 1974 to 1983 Dr. Hall served as Manager, Device Development at the Institute of Energy Conversion at the University of Delaware. Dr. Hall has more than 18 years of solar cell development experience. His accomplishments include development of copper sulfide/cadmium sulfide CdS as the first thin film solar cell with greater than 10.0% conversion efficiency, development of the first zinc phosphide solar cell and the development of a reliable deposition process for copper indium selenide solar cells. Dr. Hall received a B.A. in Physics from Gettysburg College and an M.S. and Ph.D. in Physics from the University of Delaware.

Richard K. McDowell, 59, was elected Vice President, Manufacturing in March, 1998. He joined AstroPower in October of 1996. Most of his career was spent with Unisys Corporation in various management positions. His last assignment was Director of Operations, Plant Manager - Huntsville. Mr. McDowell received a B.S. in Physics from Lasalle College.

Thomas J. Stiner, age 44, has served as Chief Financial Officer of the Company since December 1997. From June 1993 to November 1997, Mr. Stiner served as Controller and Treasurer. Mr. Stiner was elected Vice President in 1995. From 1984 to 1993 Mr. Stiner served as a Senior Manager at KPMG, LLP. Mr. Stiner is a Certified Public Accountant and received a B.S. in Business Administration from Bloomsburg University.


Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 31, 1999 by (i) each Shareholder who is known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                      Name and Address of Beneficial Owner                         Shares           Percent of Total
                      ------------------------------------                      ------------      --------------------

Cede & Company*...............................................................    5,613,874              60.5%
 P.O. Box 20
    Bowling Green Station
    New York, NY  10004

Astrosystems, Inc. (2)..........................................................    668,750               7.2%
    1220 Market Street, Suite 603
    Wilmington, DE  19801

The Dow Chemical Company........................................................    560,832               6.0%
    2030 Dow Center
    Midland, MI 48674

Dr. Allen M. Barnett (3)........................................................  1,492,331              16.1%
Peter C. Aschenbrenner (4)......................................................     54,104                **
Louis C. DiNetta (5)............................................................     30,958                **
Dr. Robert B. Hall (6)..........................................................     91,166                **
Thomas J. Stiner (7)............................................................     74,408                **
Richard K. McDowell (8).........................................................     14,400                **
Dr. George S. Reichenbach (9)...................................................     10,000                **
Charles R. Schaller (10)........................................................     15,250                **
Clare E. Nordquist (11).........................................................     10,000                **
Gilbert Steinberg (2)...........................................................    678,750               7.3%
Dr.  George W.  Roland (12).....................................................    182,500               2.0%
Greenville Capital Management Inc. (13).................................            542,612               5.8%
      P.O. Box 220
      Rockland DE 19732

Wellington Management Company, LLP(14)..............................                833,000               9.0%
      75 State Street
      Boston, MA 02109
All directors and executive officers as a group (eleven persons) (15)             2,653,867              28.6%

----------------------

* This company is nominee for beneficial owners of these shares whose identity is unknown to the Company.

**   Less than one percent.

(1) Applicable percentage of ownership is based on 9,284,378 shares of Common Stock outstanding as of March 31, 1999 and treats as outstanding all shares (629,637) issuable on exercise of options exercisable within 60 days of the date hereof held by beneficial owners that are included in the first column.

(2) Represents 668,750 shares held by Astrosystems, Inc. Mr. Steinberg, a director of the Company is an officer, director and Shareholder of Astrosystems, Inc. and disclaims beneficial ownership of shares held by Astrosystems, Inc. except to the extent of his pecuniary interest therein. Includes 10,000 shares subject to options exercisable within 60 days from the date hereof.

(3) Includes 1,181,365 shares held by a family trust of which Dr. Barnett is a beneficiary and also 250,260 shares subject to options exercisable within 60 days from the date hereof. Dr. Barnett disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest therein.

(4) Includes 47,437 shares subject to options exercisable within 60 days from the date hereof.

(5) Includes 22,875 shares subject to options exercisable within 60 days from the date hereof.

(6) Includes 11,250 shares subject to options exercisable within 60 days from the date hereof.

(7) Includes 66,075 shares subject to options exercisable within 60 days from the date hereof.

(8) Includes 9,250 shares subject to options exercisable within 60 days from the date hereof.

(9) Includes 10,000 shares subject to options exercisable within 60 days from the date hereof.

(10) Includes 10,000 shares subject to options exercisable within 60 days from the date hereof.

(11) Includes 10,000 shares subject to options exercisable within 60 days from the date hereof.

(12) Includes 182,500 shares subject to options exercisable within 60 days from the date hereof.

(13) The following information has been obtained from Schedule 13G dated January 21, 1999 filed by Greenville Capital Management, Inc.

     The persons filing the Schedule 13G were Greenville Capital Management, Inc. ("Greenville") a corporation organized under the laws of the State of Delaware. Greenville is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940. Greenville has sole power to dispose of or to direct the disposition of these shares. The person who signed the Schedule 13G certified that to the best of her knowledge and belief the securities referred to in the Schedule 13G were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the issuer of such securities and were not acquired in connection with or as a participant in any transaction having such purposes or effect.

(14) The following information has been obtained from Schedule 13G dated December 31, 1998 filed by Wellington Management Company, LLP.

     The persons filing the Schedule 13G were Wellington Management Company LLP ("WMC") a limited liability partnership organized under the laws of the State of Massachusetts. WMC, a Parent Holding Company is an Investment Adviser registered under Section 203 of the Investment Advisors Act of 1940. The identity and the classification of the relevant subsidiary are:
     Wellington Trust Company, NA, 75 State Street, Boston, MA 02109, a wholly-owned subsidiary of WMC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934.

     The securities as to which the Schedule was filed by WMC, in its capacity as investment adviser, are owned of record by clients of WMC. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities.

     WMC has shared power to vote or to direct the vote with respect to 713,000 shares and shared power to dispose or to direct the disposition with respect to 833,000 shares.

     The person who signed the Schedule 13G certified that to the best of his knowledge and belief the securities referred to in the Schedule 13G were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the issuer of such securities and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(15) Includes an aggregate of 629,637 shares held by all directors and officers that are subject to options exercisable within 60 days from the date hereof. See Notes (2) through (13) above.


Director's Meetings

The Board of Directors of the Company met seven (7) times during the year ended December 31, 1998. In 1998, the Company had an Audit Committee and a Compensation Committee which also serves as the Stock Option Committee. The Audit Committee reviews the scope and plan of the annual audit, reviews the audit results and report thereon, oversees action taken by the Company's independent accountants and reviews the Company's internal controls. In 1998, the Audit Committee was composed of Messrs. Nordquist and Steinberg. Two meetings of the Audit Committee were held in 1998.

The Compensation Committee makes recommendation concerning salaries and incentive compensation for executive officers of the Company and administers the Company's employee stock option plans. In 1998, the Compensation Committee was composed of Messrs. Nordquist, Reichenbach, Schaller and Steinberg. One meeting of the Compensation Committee was held in 1998.

The Audit and Compensation Committees are composed of directors who are not officers or employees of the Company ("Outside Directors").

In addition to participation at Board and Committee Meetings, the Company's directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the CEO and others regarding matters of interest and concern to the Company.

Compensation of Directors

Beginning April 1, 1998, the Company agreed to pay each non-employee director $1,000 per Board Meeting attended in person, $250 per meeting attended telephonically, and $250 for each Committee meeting attended. Directors who are also employees of the Company receive no additional compensation for serving as directors. The Company reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors or Committees thereof. The Company's Outside Directors are also eligible to receive stock options under the Company's 1998 Non-Employee Directors Stock Option Plan approved by Shareholders at the 1998 Annual Meeting.

Each of the Outside Directors was granted an option on May 14, 1998, under the Directors' Plan to purchase 20,000 shares of Common Stock, 5,000 of which vested as of that date, and 5,000 of which vest on each of the first, second and third anniversary of such date, provided such director is still a director on each such date. Each director who joins the Board of Directors after the Directors' Plan was originally adopted will be granted an option, on the first day of his term, to purchase 20,000 shares of Common Stock, 5,000 of which vest on the date he or she becomes a Director, and 5,000 of which vest on each of the first, second and third anniversary of such date, provided he or she is still a director on such date. If the number of shares available to grant under the Directors' Plan on a scheduled date of grant is insufficient to make all the grants, then each eligible director will receive an option to purchase a pro rata number of the available shares.

The option price per share for the options granted was $10.25 and the option price per share for later grants will be, the fair market value of the shares of Common Stock on the date of grant. Under the Directors' Plan, fair market value is generally the closing price of the Common Stock on the NASDAQ National Market on the last business day prior to the date on which the value is to be determined. The options granted under the Directors' Plan are exercisable for a term of ten years from the date of grant, subject to earlier termination. The right of exercise is cumulative so that if any option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all unexercised options prior to the expiration date or the earlier termination of the option.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the NASDAQ National Market ("NASDAQ"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written presentation that no other reports were required, the Company believes that during 1998 all Section 16(a) filing requirements applicable to its officers and directors were complied with, except that each executive officer and director filed a late Form 3 Report of Initial Statement of Beneficial Ownership of Securities with the SEC and NASDAQ.

                    [Stock Performance graph appears here]

                            ASSUMES $100 INVESTED ON FEB.  13, 1998
                                  ASSUMES DIVIDEND REINVESTED
                               FISCAL YEAR ENDING DEC.  31, 1998

----------------------------------------------------------------------------------------

COMPANY/INDEX/MARKET              2/13/1998  3/31/1998  6/30/1998  9/30/1998  12/31/1998

ASTROPOWER INC.                      100.00     134.95     129.13     104.85      149.51

Semiconductors, Related Device       100.00      98.78      90.38      89.19      130.92

NASDAQ Market Index                  100.00     112.72     115.63     104.22      135.48

The above graph compares the one-year cumulative return of the Company on a quarterly and annual basis with the comparable return of two indices. The Industry Index represents the industry or line-of-business of the Company. The graph assumes $100 invested on February 13, 1998, the date of the Company's initial public offering. The comparison assumes that all dividends are reinvested.

The Industry Index represents Semiconductors, Related Device, and is comprised of 118 corporations, compiled from the SIC Code within which the Company is listed.

                             EXECUTIVE COMPENSATION


Report of Compensation Committee

In 1998, the Company's executive compensation program was administered by the Compensation Committee of the Board of Directors. The Committee makes recommendations on all of the three key components of the Company's executive compensation program: base salary, contractual incentive awards and long-term incentives.

The Company's executive compensation program is structured to help the Company achieve its business objectives by:

     - providing compensation opportunities that will attract, motivate and retain highly qualified managers and executives

     - linking executives' total compensation to company and individual job performance

     - providing an appropriate balance between incentives focused on achievement of annual business plans and longer term incentives tied to increases in Shareholder value

The Company's executive compensation program is designed to provide competitive compensation opportunities for all corporate officers. The Company's total compensation levels fall in the low to middle of the range of rates paid by other employers of similar size and complexity, although complete comparative information is not easily obtainable, and no formal survey or analysis of compensation paid by other companies was undertaken.


Base Salaries

The Company's salary levels are intended to be consistent with competitive practices and levels of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company, and the performance of the individual.


Stock Options

The Company periodically grants incentive and non-qualified stock options to purchase the Company's Common Stock in order to provide employees of the Company with a competitive total compensation package and to reward them for their contribution to the Company's short and long-term stock performance. These stock options are designed to align the employees' interest with those of the Shareholders. All options have an option price that is not less than the fair market value of the stock on the date of grant. The terms of the options and the dates after which they become exercisable are established by the Board with respect to incentive stock options, within the parameters of the 1989 Stock Option Plan and will be similarly established with respect to that 1999 Plan if such Plan is approved by the Shareholders. The Company does not grant stock appreciation rights.

1998 Compensation

The President and CEO of the Company and the President and CEO of the Company's Solar Power Business were compensated on a salary and pay-for-performance approach. Taken into consideration are the achievement of financial and other objectives determined each year by the Board of Directors, and the executive. Contractual incentive awards of options to purchase 120,000 shares of Common Stock at $10.00 per share (153% of fair market value at the date of grant) were granted to the President and CEO and $27,033 was paid to the former President and CEO of the Company's Solar Power Business for 1998.


Compliance with Section 162(m) of the Internal Revenue Code of 1986

Deductibility of Compensation       Effective January 1, 1994, the Internal
Revenue Service under Section 162 (m) of the Internal Revenue Code will generally deny the deduction of compensation paid to the President and the four other highest paid executive officers required to be named in the Summary Compensation Table to the extent such compensation exceeds $ 1 million per executive per year subject to an exception for compensation that meets certain "performance-based" requirements. Whether the Section 162 (m) limitations with respect to an executive will be exceeded and whether the Company's tax deduction for compensation paid in excess of the $ 1 million limit will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time. As to options granted under the 1989 Stock Option Plan, the Committee intends to qualify to the extent practicable, such options under the rules governing the Section 162 (m) limitation so that compensation attributable to such options will not be subject to limitation under such rules. As to other compensation, while it is not expected that compensation to executives of the Company will exceed the Section 162 (m) limitation in the foreseeable future (and no officer of the Company received compensation in 1998 which resulted under Section 162 (m) in the non-deductibility of such compensation to the Company), various relevant considerations will be reviewed from time to time, taking into account the interests of the Company and its Shareholders, in determining whether to endeavor to cause such compensation to be exempt from the Section 162 (m) limitation.

                                    Respectfully submitted,



                                    Compensation Committee

                                    Clare E. Nordquist
                                    Dr. George S. Reichenbach
                                    Charles R. Schaller
                                    Gilbert H. Steinberg

Compensation Committee Interlocks and Insider Participation

The Membership of the Compensation Committee for 1998 is set forth under "Report of Compensation Committee." Except with respect to their compensation arrangements, Dr. Barnett, President and CEO and Dr. Roland, formerly President and CEO of the Company's Solar Power Business, participated in executive compensation deliberations and recommendations of the Board of Directors.
During the fiscal year ended December 31, 1998, no executive officer of the Company served on the board of directors or compensation committee of another company that had an executive officer serving on the Company's Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

At December 31, 1997, the Company owed its President and CEO $555,482 in the form of salary, bonus and automobile reimbursements. The amounts are related to the excess of his salary and bonus and auto allowance over the amounts actually paid from July 1990 to March 1997. On December 15, 1997, the Company agreed that one-third of this amount would be paid per year in each of 1998, 1999 and 2000, with interest on the unpaid balance at 6% per annum from January 1, 1998. Accordingly the Company paid Dr. Barnett $184,786 in 1998 pursuant to such agreement.

Summary Compensation Table

The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and those other executive officers of the Company whose total salary, bonus and other compensation earned for 1996, 1997 or 1998 exceeded $100,000:

                                                                             Long Term
                                                                           Compensation
                                               Annual Compensation            Awards
                                    --------------------------------------    ------
                                                                            Securities
                                                                            Underlying          All Other
Name & Principal Position             Year     Salary ($)     Bonus ($)     Options (#)    Compensation($) (1)
-------------------------             ----     ----------     ---------     -----------    -------------------
Allen M. Barnett..................    1998  $ 189,446  (2)   $   -0-  (2)     170,000         $5,000
   President and Chief Executive      1997    191,458  (2)    50,000  (2)     203,250          4,750
   Officer                            1996    225,819  (2)    25,275  (2)      21,000          2,375

George W. Roland.............         1998    119,365         27,033           50,000          4,883
   President and Chief Executive      1997    151,840         50,000             ----          4,750
   Officer, Solar Power Business      1996    139,034  (3)    15,000          187,500          2,375

Peter C. Aschenbrenner.........       1998    124,996            -0-           40,000          3,177  (4)
   Vice President, Marketing          1997    116,449         20,000           19,875          1,353  (4)
   and Sales                          1996    106,779          7,000              -0-          1,416  (4)

Thomas J. Stiner..................    1998    106,395            -0-           40,000          5,000
   Vice President and Chief           1997     88,670         25,000           22,500          4,750
   Financial Officer                  1996     80,800         20,000            7,500          2,375

Robert B.  Hall                       1998     96,661            -0-           15,000          5,000
  Vice President and Chief
   Scientist

(1)  Includes matching contributions by the Company under its 401(k) Plan.
(2) Dr. Barnett elected to postpone receipt of salary payments of $23,945 and $79,047, for the years ended December 31, 1997 and 1996 respectively, as well as the bonus amount for the year ended December 31, 1996. These amounts are included in the above table. At December 31, 1997 the Company owed Dr. Barnett an additional $427,215 relating to the postponement of portions of his salary, bonus and other compensation for the period July 1990 to December 31, 1995. On December 15, 1997, the Company agreed that one-third of this amount would be paid per year in each of 1998, 1999 and 2000, with interest on the unpaid balance at 6% per annum from January 1, 1998. Accordingly the Company paid Dr. Barnett $184,786 in 1998 pursuant to such agreement. This amount is not included in the above table.
(3) Dr. Roland joined the Company in June 1995 and retired as an officer and employee effective December 31, 1998.
(4)  Includes $1,200 annual expense allowance for all years.

Stock Options

The following table provides information regarding grants of stock options made during the fiscal year ended December 31, 1998 to the persons named in the Summary Compensation Table above:


                       OPTION GRANTS IN LAST FISCAL YEAR



                                                                                            Potential Realizable Value at
                              Number of   % of Total Options                                Assumed Annual Rates of Stock
                             Securities       Granted  to                                      Price Appreciation  for
                             Underlying      Employees in                                            Option Term
                               Options          Fiscal            Exercise      Expiration  ------------------------------
          Name                Granted (#)        Year          Price ($/share)     Date      5%  ($)             10%  ($)
-------------------------- -------------- ------------------- ---------------- -----------  ---------------  -------------
Dr. Allen M. Barnett......       50,000          6.94%             $ 8.00         3/26/08   $251,558            $637,497
                                120,000         16.64%              10.00         8/20/08     70,538             823,119
Dr. George W. Roland......       50,000          6.94%               8.00         3/26/08    251,558             637,497
Peter C. Aschenbrenner....       40,000          5.55%               8.00         3/26/08    201,200             509,998

Thomas J. Stiner..........       40,000          5.55%               8.00         3/26/08    201,200             509,998
Robert B.  Hall...........       15,000          2.08%               8.00         3/26/08     75,450             191,249

______________________

(1) Options awarded under the Plan generally provide for vesting over a period of four years, with vesting occurring 25% per year on the anniversary date of the option award. The Board of Directors has the discretion, subject to plan limits, to modify the terms of outstanding options.

(2) All options were granted with an exercise price equal to or greater than the fair market value of the Common Stock as determined on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the 10-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future Common Stock price. This table does not take into account any appreciation in the price of the Common Stock to date, which exceeds the hypothetical gains shown in the table.


Option Exercises and Holdings

The following table sets forth, for each person named in the Summary Compensation Table above, information regarding the exercise of stock options during the fiscal year ended December 31, 1997 and the year-end value of unexercised options. No options were exercised by the Named Executive Officers during 1997:



                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES

                                                                                        Value of Unexercised
                                    Shares                Number of Unexercised             In-the-money
                                   Acquired              Options at Year-End (#)       Options at Year End ($)
                                      on       Value    ----------------------------- ----------------------------
              Name                 Exercise   Realized   Exercisable   Unexercisable   Exercisable  Unexercisable
--------------------------------- ---------- ---------- ------------- --------------- ------------- --------------
Allen M. Barnett.................       -0-    $  -0-     200,250        320,000        1,220,753      726,500
George W. Roland.................     10,000    54,250    222,500         65,000        1,252,675      165,950
Peter C. Aschenbrenner...........      5,000    23,150     37,468         54,907          210,945      149,126
Thomas J. Stiner.................        800     3,504     53,575         60,625          301,627      181,319
Robert B. Hall                          -0-       -0-       9,750         26,250           76,393       87,788

(1) Calculated on the basis of the fair market value of the Common Stock at December 31, 1998 of $9.625 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. See note (3) of the preceding table.


Benefit Plans

Stock Option Plan

The Company adopted a Stock Option Plan (the "Plan") in 1989 under which a total of 1,800,000 shares are currently reserved for issuance to employees (including officers and directors who are employees or consultants). Options granted pursuant to the Plan may be either incentive stock options or non-qualified stock options. The Plan is administered by the Compensation Committee of the Board of Directors which selects the employees to whom the options are granted, determines the number of shares subject to each option, sets the time or times when the options will be granted, determines the time when the options may be exercised and establishes the market value of the shares at the date of grant and exercise date. The Plan provides that the purchase price under the option shall be at least 100 percent of the fair market value of the shares of the Company's common stock at the date of grant. The options are not transferable. There are limitations on the amount of incentive stock options that an employee can be granted in a single calendar year. The term of each option granted under the Plan is determined by the Compensation Committee, but in no event may such term exceed ten years. Options granted under the Plan generally provide for vesting in four equal annual installments beginning on the first anniversary of the date of grant. As of December 31, 1998, options to purchase an aggregate of 1,728,613 shares were outstanding at a weighted average exercise price of $5.88 per share and 71,387 shares remained available for future option grants under the Plan. Between January 1, 1999 and March 31, 1999 options to purchase an additional 190,308 shares were granted, exceeding the number of shares available by 118,921 shares.

Compensatory Stock Plan

Prior to the adoption of the 1989 Plan, the Company had a compensatory stock plan for the issuance of shares to employees and consultants. At December 31, 1998, the only remaining obligation under this plan was the reservation of 39,999 shares for issuance to a former consultant of the Company.


Retirement Savings Plan

The Company maintains a Retirement Savings Plan (the "401(k) Plan") which is intended to qualify under Section 401(k) of the Internal Revenue Code.
Employees of the Company who have attained age 21 and completed at least one month of service with the Company are eligible to make contributions to the 401(k) Plan on a pre-tax basis of up to 15% of the participant's compensation in any year in accordance with limitations defined in the Code. Under the 401(k) Plan, the Company may make a discretionary contribution to the Plan. The total contribution made by a participant and by the Company on behalf of that participant cannot exceed the lesser of 25% of the participant's annual compensation or $30,000 for any one plan year. The pre-tax contributions made by a participant and the earnings thereon are at all times fully vested. The participant's interest in Company contributions and the earnings thereon will become vested at the rate of 20% per year for each year of service with the Company or, if earlier, upon such participant's death or disability. A participant's fully vested benefit under the 401(k) plan may be distributed to the participant upon his retirement, death, disability or termination of employment or upon reaching age 59 1/2. At December 31, 1998, the Company had accrued a contribution to the 401(k) Plan of $145,000. The Company's contribution on behalf of the officers named under "Executive Compensation" were as follows: Dr. Allen M. Barnett - $5,000; Dr. George W. Roland - $4,833; Peter Aschenbrenner - $1,977; Thomas J. Stiner - $5,000 and Robert B. Hall - $5,000.


Employment Arrangements

Dr. Allen M. Barnett entered into a new employment agreement with the Company, effective April 1, 1997 providing for a base salary of $175,000 per year. The agreement is for an initial term ending March 31, 2000. After the initial term the agreement will continue in effect for an indefinite period until the Company or Dr. Barnett elects to terminate the agreement by written notice to the other party at least six months prior to the effective date of termination. Other principal terms of the agreement provide for yearly vesting of options to purchase 37,500 shares of the Company's

Common Stock at $5.33 per share and yearly bonuses of not less than $50,000 if contemplated financial or other objectives determined each year by the Board of Directors and Dr. Barnett are achieved. In 1998 this provision was revised to eliminate the cash bonus for 1998 and to substitute options to purchase 120,000 shares of the Company's Common Stock at $10.00 per share in lieu of a cash bonus. In the event of the termination of the agreement due to disability, or death, Dr. Barnett or his estate would be entitled to receive his base salary for the longer of the remaining term of the agreement or two years plus all other compensation and benefits in the case of disability and a pro rata portion in the case of death. In the event of termination due to a change of control of the Company, Dr. Barnett would be entitled to a lump sum payment of one years salary and bonus; a payment of salary and bonus from the date of termination through the remaining term of the agreement and the immediate vesting of all remaining options. In the event of termination (other than for death or disability) Dr. Barnett is restricted from competing with the Company for one year thereafter.

Dr. George W. Roland entered into an employment agreement with the Company effective May 1, 1996, providing for a base salary of $155,000 per year for an unspecified term. In the event of termination for any reason other than cause (as defined in the employment agreement), the Company must pay him nine months salary. Dr. Roland was granted a non-qualified option to acquire 187,500 shares of the Company's Common Stock which vested on February 12, 1998 the effective date of a registration statement covering the Company's public offering of Common Stock. All vested options are exercisable, in whole or part in, at a price of $4.00 per share upon the following terms and conditions: (i) at any time for a period of seven years following the completion of the public offering, provided that he is employed by the Company at the time of such exercise; (ii) at any time for a period equal to the lesser of two years from the date of his termination from the Company, or seven years from the date of the public offering, provided that he shall not have been terminated by the Company for cause and he shall have been employed by the Company at the time of such public offering. Dr. Roland also was granted a qualified option to purchase 60,000 shares of the Company's Common Stock at $4.00 per share in connection with his initial employment in June 1995. Dr. Roland retired as an officer and employee effective as of December 31, 1998, but remains a director of the Company.

The Company's employment agreements with Dr. Barnett and Dr. Roland and its employment arrangements with other executive officers and significant employees impose customary confidentiality obligations and provide for the assignment to the Company of all rights to any technology developed by the employee during the time of his or her employment.


PROPOSAL TO AMEND TO 1989 STOCK OPTION PLAN

Item 2.

In December 1989, the Board of Directors and a majority of the Shareholders adopted the 1989 Stock Option Plan (the "1989 Plan"). Under the 1989 Plan, the Company's Board of Directors is currently authorized to grant options to purchase up to 1,800,000 shares of Common Stock to employees of the Company, including officers (See "Benefit Plans - Stock Option Plan" herein).

The 1989 Plan is intended to induce new employers to become associated with the Company, and to provide a closer identity of interest between present employees and the Company by encouraging their ownership of Common Stock of the Company. Consistent with this intention, the Board of Directors believed it would be in the best interest of the Company and its

Shareholders to increase the number of shares currently available under the Plan from 1,800,000 to 1,920,000, subject to Shareholder approval, solely for the purpose of covering Options which have been granted in excess of the 1,800,000 shares available.


The Board of Directors recommends that the Shareholders vote For the following
                                                             ---
resolution, approval of which requires an affirmative vote of a majority of the outstanding shares:

     RESOLVED, that the first sentence of paragraph 4 of the 1989 Stock Option Plan adopted by the Board of Directors and approved by a majority of the Shareholders, in December 1989 be amended to read as follows:

     4.   Stock Subject to Plan
          ---------------------

          Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 1,920,000 shares.



                    PROPOSAL TO APPROVE THE ASTROPOWER, INC.
                             1999 STOCK OPTION PLAN
Item 3.

Description of the Plan and Vote Required

     On April 16, 1999, the Compensation Committee recommended that the Board of Directors adopt the 1999 Stock Option Plan (the "1999 Plan"). On April 16, 1999, the Board of Directors adopted the 1999 Plan and directed that the 1999 Plan be submitted to the Shareholders at the 1999 Annual Meeting. The 1999 Plan will become effective upon the affirmative vote of a majority of the votes cast by holders of the shares of Company Common Stock voting in person or by proxy at the Annual Meeting.

     The purpose of the 1999 Plan is to advance the interests of the Company by encouraging and enabling acquisition of a financial interest in the Company by its officers, other key employees and consultants. The 1999 Plan is intended to aid the Company in attracting and retaining key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the Company's employ.

     No awards will be made under the Company's 1989 Stock Option Plan after the 1999 Plan is approved.

Summary Description of the 1999 Plan

     The following summary of the 1999 Plan is qualified in its entirety by reference to the text of the 1999 Plan, which is attached as Exhibit A. The 1999 Plan would be administered by the Compensation Committee (the "Committee"). Eligibility requirements for the members of the Committee shall comply with the provisions of the Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") or any successor rule or regulation. The

Committee has full and final authority, in its discretion, to select the key employees who would be granted stock options and would determine the number of shares subject to each option, the duration of each option and the terms and conditions of each option granted.

     The major provisions of the 1999 Plan are as follows:

     Eligibility. The Committee is authorized to grant stock options to any officer, including officers who are also Directors of the Company, and to other key employees and consultants of the Company and its Majority-Owned Affiliated Companies (as defined in the 1999 Plan). In certain circumstances, the Committee also may grant stock options to key employees of Affiliated Companies (as defined in the 1999 Plan).

     Option Price. The option price will be 100% of the fair market value of the Company's Common Stock on the date the option is granted. Fair market value for purposes of the 1999 Plan is the closing market price of the Company's Common Stock as reported on the NASDAQ National Market Consolidated Trading Listing on the relevant date.

     Duration of Options. Each stock option will terminate on the date fixed by the Committee, which shall be not more than (a) ten years after the date of the grant for ISOs (defined below) and (b) fifteen years after the date of grant for options that are not ISOs.

     Vesting. Options become exercisable when they have vested. The period before the options become exercisable is sometimes called the accrual period. Generally, no portion of any ISO is exercisable for a period of 12 months after the date of grant, unless the Committee specifies other vesting provisions at the time of grant. All options automatically become exercisable in full in the event of a Change in Control (as defined in the 1999 Plan), death or disability of the optionee or as decided by the Subcommittee. Upon retirement options held at least one year shall become exercisable in full.

     Exercise Period. The exercise period for ISOs (as defined below) granted under the 1999 Plan may not exceed 10 years from the date of grant and, for options that are not ISOs, 15 years from the date of grant. If an optionee's employment by the Company is terminated for any reason, except death, disability or retirement, the optionee has three months in which to exercise an option (but only to the extent exercisable immediately after termination) unless the option by its terms expires earlier. Termination or other changes in employment status affects the exercise period. The Committee has the right to alter the terms of any option at grant or while outstanding pursuant to the terms of the 1999 Plan except the Option Price. The occurrence of a Change in Control while an optionee is an employee shall have no effect on the duration of the exercise period.

     Payment. Payment for stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. Cashless exercises are permitted, provided the exercise price is delivered to the Company within three business days of the exercise. Also, Company Common Stock which has been held by the optionee at least six months may be tendered in payment for the exercise price. The 1999 Plan allows U.S. taxpayers to use shares of Common Stock withheld upon exercise to satisfy U.S. federal, state and local income tax liabilities due to the exercise.

     Shares That May be Issued Under the 1999 Plan. A maximum of 600,000 shares of the Company's Common Stock - which number may be adjusted as described below
- would be issued or transferred pursuant to stock options granted under the 1999 Plan. If any stock option terminates or is canceled for any reason without having been exercised in full, the shares of stock not issued or transferred will then become available for additional grants of options. The shares available represent approximately 6.9% of the Company's Common Stock issued and outstanding on April 16, 1999. The number of shares available under the 1999 Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization, spin-off or other similar action.

     Estimate of Benefits. The number of stock options that would be awarded to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company pursuant to the 1999 Plan are not currently determinable. In 1998, stock options to purchase 347,000 shares under the 1989 Plan were granted to all current executive officers as a group and approximately 373,975 options were granted to approximately 213 other employees, including all current officers who are not executive officers. No awards were made to Directors who are not executive officers.

Federal Income Tax Consequences to the Company and the Optionees

     Incentive Stock Options. Some of the options granted under the 1999 Plan may constitute "Incentive Stock Options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the present federal tax laws, there will be no federal income tax consequences to either the Company or an optionee upon the grant of an ISO, nor will an optionee's exercise of an ISO result in federal income tax consequences to the Company. Although an optionee will not realize ordinary income upon his exercise of an ISO, the excess of the fair market value of the Common Stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the optionee. If an optionee does not dispose of Common Stock acquired through an ISO within one year of the ISO's date of exercise, any gain realized upon a subsequent disposition of Common Stock will constitute long-term capital gain to the optionee. If an optionee disposes of the Common Stock within such one-year period, an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the option price or (ii) the actual gain realized upon such disposition will constitute ordinary income to the optionee in the year of the disposition. Any additional gain upon such disposition will be taxed as short-term capital gain. The Company will receive a deduction in an amount equal to the amount constituting ordinary income to an optionee.

     Nonstatutory Options. Certain stock options which do not constitute ISOs ("nonstatutory options") may be granted under the 1999 Plan. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the optionee upon the grant of a nonstatutory option. However, the optionee will realize ordinary income upon the exercise of a nonstatutory option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the option price, and the Company will receive a corresponding deduction. The gain, if any, realized upon a subsequent disposition of such Common Stock will constitute short-or long-term capital gain, depending on the optionee's holding period.


     The federal income tax consequences described in this section are based on laws and regulations in effect on April 16, 1999, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.

Termination of and Amendments to the 1999 Plan

     The Board of Directors may terminate or amend the 1999 Plan from time to time in any manner permitted by applicable laws and regulations, except that no additional shares of the Company's Common Stock may be allocated to the 1999 Plan, without the approval of the Shareholders.

Market Price of the Company's Common Stock

     The average of the high and low market price of the Company's Common Stock as reported on the NASDAQ National Market Consolidated Trading Listing for April 16, 1999, was $12.16 per share.

Recommendation of the Board of Directors

     The Board of Directors of the Company recommends that Shareholders vote FOR the proposal to approve the 1999 Stock Option Plan, approval of which requires an affirmative vote of a majority of the outstanding shares.

                              PROPOSAL TO RATIFY
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Item 4.

Management proposes the appointment of KPMG, LLP as independent accountants to examine the financial statements of the Company for the fiscal year 1999. The Board of Directors has directed that such appointment be submitted for ratification by the Shareholders at the Meeting.

KPMG, LLP has served as the independent accountant for the Company since 1992. A representative of KPMG, LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the Common Shares present, in person or by proxy, is required for ratification of the appointment of KPMG, LLP as the independent accountants.

The Board of Directors recommends that Shareholders vote FOR ratification of the
                                                         ---
appointment of KPMG, LLP.

                                 ANNUAL REPORT

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY AT SOLAR PARK, NEWARK, DELAWARE, ATTENTION: THOMAS J. STINER, CFO. THE FORM 10-K INCLUDES CERTAIN EXHIBITS WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY'S REASONABLE EXPENSES.

                                 FUTURE PROPOSALS

The 2000 Annual Meeting is expected to be held on Wednesday, June 17, 2000. If any Shareholder wishes to submit a proposal for inclusion in the Proxy Statement for the Company's 1999 Annual Meeting, the rules of the United States Securities and Exchange Commission require that such proposal be received at the company's principal executive office by December 31, 1999.

                                 OTHER MATTERS

Management knows of no other matters to come before the meeting other than those referred to in the Notice of Meeting. However, should any other matters properly come before the meeting, the shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the shares represented by the proxy.


                      BY ORDER OF THE BOARD OF DIRECTORS

                               Allen M. Barnett
                     President and Chief Executive Officer

                                   EXHIBIT A



                                ASTROPOWER, INC.

                             1999 STOCK OPTION PLAN

Section 1. Purpose.
------------------

          The purpose of the AstroPower, Inc. 1999 Stock Option Plan (the "Plan") is to advance the interests of the AstroPower, Inc. (the "Company"), its Affiliated Companies (as defined in Section 2) and all its shareholders by encouraging and enabling the acquisition of a financial interest in the Company by officers, other key employees and consultants of the Company or its Affiliated Companies. In addition, the Plan is intended to aid the Company and its Affiliated Companies to compete with other companies offering similar plans in attracting and retaining key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the employ of the Company and its Affiliated Companies.

Section 2. Definitions.
----------------------

          "Common Stock" means AstroPower, Inc. Common Stock, par value $.01 per share.

          "Affiliated Company" or "Affiliated Companies" means corporation(s) or other business organization(s) in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital at the relevant time.

          "Business Day" means a day on which the NASDAQ National Market is open for securities trading.

          "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 (" 1934 Act") as in effect on January 1, 1999, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act as in effect on January 1, 1999) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve any merger or consolidation as a result of which the AstroPower, Inc. Common Stock (as defined below) shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such times as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.

          "Committee" means a committee appointed by the Board of Directors in accordance with the Company's By-Laws from among its members. Unless and until its members are not qualified to serve on the Committee pursuant to the provisions of the Plan, the Compensation Committee of the Board shall function as the Committee. Eligibility requirements for members of the Committee shall comply with Rule 16b-3 under the 1934 Act, or any successor rule or regulation.

          "Disabled" or "Disability" means the optionee meets the definition of "disabled" under Section 22(e) of the Internal Revenue Code of 1986, as, amended.

          "ISO means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

          "Majority-Owned Affiliated Company" means a Affiliated Company in which the Company owns, directly or indirectly, 50% or more of the of the voting stock or capital on the date an Option is granted.

          "NSO" means a non-statutory stock option that does not constitute an ISO.

          "Options" means ISOs and NSOs granted under this Plan.

          "Retire" means to enter Retirement.

          "Retirement" means an employee's termination of employment by reason of retirement.

Section 3. Options.
------------------

          The Company may grant ISOs and NSOs to those persons meeting the eligibility requirements in Section 6.


Section 4.  Administration.
--------------------------

          The Plan shall be administered by the Committee. No person, other than members of the Committee, shall have any discretion concerning decisions regarding the Plan. The Committee shall determine the key employees and consultants of the Company and its Affiliated Companies (including officers, whether or not they are directors) to whom, and the time or times at which, Options will be granted; the number of shares to be subject to each Option; the duration of each Option; the time or times within which the Option may be exercised; the cancellation of the Option (with the consent of the holder thereof); and the other conditions of the grant of the Option, at grant or while outstanding, pursuant to the terms of the Plan. The provisions and conditions of the Options need not be the same with respect to each optionee or with respect to each Option.

          The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Options granted hereunder by the Committee, shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Affiliated Companies, the Committee, the Board, officers and the affected employees and consultants of the Company and/or its Affiliated Companies, optionees and the respective successors in interest of any of the foregoing.

Section 5.  Stock.
-----------------

          The Common Stock to be issued, transferred and/or sold under the Plan shall be made available from authorized and unissued Common Stock or from the Company's treasury shares. The total number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Options granted thereunder may not exceed 600,000 shares (subject to adjustment as described below). Such number of shares shall be subject to adjustment in accordance with Section 11. Common Stock subject to any unexercised portion of an Option which expires or is canceled, surrendered or terminated for any reason may again be subject to Options granted under the Plan.

Section 6.  Eligibility.
-----------------------

          Options may be granted to employees and consultants of the Company and its Majority-Owned Affiliated Companies. The Committee may grant Options to particular employee(s) or consultants of an Affiliated Company who within the past eighteen (18) months were employee(s) or consultants of the Company or a Majority-Owned Affiliated Company, and in instances to be determined by the Committee in its sole discretion, employees or consultants of an Affiliated Company who have not been employees or consultants of the Company or a Majority-Owned Affiliated Company within the past eighteen (18) months.

Section 7.   Awards of Options.
------------------------------

          Except as otherwise specifically provided in this Plan, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

          (a)  Option Price. The option price shall be 100% of the fair market
               ------------
value of the Common Stock on the date of grant. The fair market value of a share of Common Stock shall be the closing market price at which a share of Common Stock shall have been sold on the day preceding the date of grant, or on the next preceding trading day if such date was not a trading date, as reported on the NASDAQ National Market Consolidated Trading Listing or such other market as the Company's Common Stock is regularly traded.

          (b)  Payment. The option price shall be paid in full at the time of
               -------
exercise, except as provided in the next sentence. If an exercise is executed by using the cashless method, the exercise price shall be paid in full no later than the close of business on the fourth Business Day following the exercise.

          Payment may be in cash or, upon conditions established by the Committee, by delivery of shares of Common Stock owned for at least six (6) months by the optionee.

          The optionee, if a U.S. taxpayer, may elect to satisfy Federal, state and local income tax liabilities due by reason of the exercise by the withholding of shares of Common Stock.

          If shares are delivered to pay the option price or if shares are withheld for U.S. taxpayers to satisfy such tax liabilities, the value of the shares delivered or withheld shall be computed on the basis of the reported market price at which a share of Common Stock most recently traded prior to the time the exercise order was processed. Such price will be determined by reference to the NASDAQ National Market Consolidated Trading or to such other market or on which the Company's Common Stock is regularly traded.

          (c)  Exercise May Be Delayed Until Withholding is Satisfied. The
               ------------------------------------------------------
Company may refuse to exercise an Option if the optionee has not made arrangements satisfactory to the Company to satisfy the tax withholding which the Company determines is necessary to comply with applicable requirements.

          (d)  Duration of Options. The duration of Options shall be determined
               -------------------
by the Committee, but in no event shall the duration of an ISO exceed ten (10) years from the date of its grant or the duration of an NSO exceed fifteen (15) years from the date of its grant.

          (e)  Other Terms and Conditions. Options may contain such other
               --------------------------
provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time, including vesting provisions; provided, however, that, except in the event of a Change in Control or the Disability or death of the optionee, no ISO Option shall be exercisable in whole or in part for a period of twelve (12) months from the date on which the Option is granted. The grant of an Option to any employee shall not affect in any way the right of the Company and any Affiliated Company to terminate the employment of the holder thereof.

          (f)  ISOs. The Committee, with respect to each grant of an Option to
               ----
an optionee, shall determine whether such Option shall be an ISO, and, upon determining that an Option shall be an ISO, shall designate it as such in the written instrument evidencing such Option. If the written instrument evidencing an Option does not contain a designation that it is an ISO, it shall not be an ISO.

          The aggregate fair market value (determined in each instance on the date on which an ISO is granted) of the Common Stock with respect to which ISOs are first exercisable by any optionee in any calendar year shall not exceed $100,000 for such optionee. If any subsidiary or Majority-Owned Affiliated Company of the Company shall adopt a stock option plan under which options constituting ISOs may be granted, the fair market value of the stock on which any such incentive stock options are granted and the times at which such incentive stock options will first become exercisable shall be taken into account in determining the maximum amount of ISOs which may be granted to the optionee under this Plan in any calendar year.

          (g)  10% Shareholder.  If any employee to whom an ISO is to be granted
               ---------------
under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 425(d) of the Code), then the following special provisions shall be applicable to the ISO granted to such individual:

                (i) The purchase price per share of the Common Stock subject to such ISO shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

               (ii) The option exercise period shall not exceed five years from the date of grant.

Section 8.  Nontransferability of Option.
----------------------------------------

          No ISO granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the ISO shall be exercisable only by the optionee personally or by the Optionee's legal representative. Any NSO granted pursuant to the Plan shall be transferrable to any member of such Optionee's "immediate family" (as such term is defined in Rule 16a-1(c) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation) or to a trust or family partnership whose beneficiaries are members of such optionee's "immediate family" or to a qualified charitable organization to which contributions are deductible for tax purpose pursuant to Section 170 of the Internal Revenue Code of 1986, as amended.

Section 9. Effect of Termination of Employment, Other Changes of Employment or Employer Status, Death, Retirement or a Change in Control.
            ----------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                Event                         Impact on Vesting                    Impact on Exercise Period
--------------------------------------------------------------------------------------------------------------------
Employment terminates upon              All options become immediately      Option expiration date provided
Disability.                             vested.                             in grant continues to apply.
--------------------------------------------------------------------------------------------------------------------
Employment terminates upon              Option held at least 12 full        Option expiration date provided
Retirement.                             calendar months become              in grant continues to apply.
                                        immediately vested; options held
                                        less than 12 full calendar months
                                        are forfeited.
--------------------------------------------------------------------------------------------------------------------
Employment terminates upon              All options become immediately      Right of executor, administrator
death.                                  vested.                             of estate (or other transferee
                                                                            permitted by Section 8)
                                                                            terminates on earlier of (1) 12
                                                                            months from the date of death, or
                                                                            (2) the expiration date provided
                                                                            in the Option.
--------------------------------------------------------------------------------------------------------------------
Employment terminates upon              All options become immediately      Option expiration date provided
Change in Control.                      vested.                             in grant continues to apply.
--------------------------------------------------------------------------------------------------------------------
Termination of employment for           Unvested options are forfeited.     Expires upon earlier of 3 months
other reasons (Optionees should                                             from termination date or option
be aware that the receipt of                                                expiration date provided in grant.
severance does not extend their
termination date).
--------------------------------------------------------------------------------------------------------------------
US military leave.                      Vesting continues during leave.     Option expiration date provided
                                                                            in grant continues to apply.
--------------------------------------------------------------------------------------------------------------------
Eleemosynary service.                   Committee's discretion.             Committee's discretion.
--------------------------------------------------------------------------------------------------------------------
US FMLA leave of absence.               Vesting continues during leave.     Option expiration date provided
                                                                            in grant continues to apply.
--------------------------------------------------------------------------------------------------------------------
Company investment in                   Unvested options are forfeited.     Expires upon earlier of 3 months
optionee's employer falls under                                             from termination date or option
20% (this constitutes a                                                     expiration date provided in grant.
termination of employment under
the Plan, effective the date the
investment falls below 20%)
             OR
employment is transferred to an
entity in which the Company's
ownership interest is less than
20%.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Employment transferred to Affiliated    Vesting continues after transfer.   Option expiration date provided in
Company.                                                                    grant continues to apply.
--------------------------------------------------------------------------------------------------------------------
Death after employment has              Not applicable.                     Right of Executor, adminis-trator of
terminated but before option has                                            estate (or other transferee permitted
expired (note that termination of                                           by Section 8) terminates on earlier of
employment may have resulted in a                                           (1) 12 months from the date of
change to the original option                                               death, or (2) the Option expiration
expiration date provided in the                                             that applied at the date of death (note
grant).                                                                     that termination of employment may
                                                                            have resulted in a change to the
                                                                            original option expiration date
                                                                            provided in the grant).
--------------------------------------------------------------------------------------------------------------------

          In the case of other leaves of absence not specified above, optionees will be deemed to have terminated employment (so that options unvested will expire and the option exercise period will end on the earlier of 6 months from the date the leave began or the option expiration date provided in the grant), unless the Committee identifies a valid business interest in doing otherwise in which case it may specify what provisions it deems appropriate in its sole discretion; provided that the Committee shall have no obligation to consider any such matters.

          Notwithstanding the foregoing provisions, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of an optionee's termination on the expiration or exercisability of Options at the time of grant or (with the consent of the affected optionee) outstanding Options. However, no Option can have a term of more than fifteen years.

Section 10.  No Rights as a Share Owner.
---------------------------------------

          An optionee or a transferee of an optionee pursuant to Section 8 shall have no right as a share owner with respect to any Common Stock covered by an Option or receivable upon the exercise of an Option until the optionee or transferee shall have become the holder of record of such Common Stock and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such Common Stock for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder of record of the share of Common Stock acquired pursuant to the Option.

Section 11.  Adjustment in the Number of Shares and in Option Price.
-------------------------------------------------------------------

          In the event there is any change in the shares of Common Stock through the declaration of stock dividends, or stock splits or through recapitalization or merger or consolidation or combination of shares or spin-offs or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of Common Stock available for Options as well as the number of shares of Common Stock subject to any outstanding Option and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any Option without payment therefor.

Section 12.  Cancellation And New Grant of Options.
--------------------------------------------------

          The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options.

Section 13.  Regulatory Compliance and Listing.
----------------------------------------------

          The delivery of any shares issuable upon exercise of an Option granted under the Plan may be postponed by the Company for such period as may be required to comply with any applicable requirements under the Federal or State securities laws, any applicable listing or other requirements of any national securities exchange and requirements under any other law or regulation applicable to the delivery of such shares, and the Company shall not be obligated to deliver any such shares under the Plan if such delivery shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange. In addition, the shares when delivered may be subject to conditions, including transfer restrictions, if required to comply with applicable securities law.


Section 14. Amendments, Modifications and Termination of the Plan.
-----------------------------------------------------------------

          The Board or the Committee may terminate the Plan at any time. From time to time, the Board or the Committee may suspend the Plan, in whole or in part. From time to time, the Board or the Committee may amend the Plan, in whole or in part, including the adoption of amendments deemed necessary or desirable to qualify the Options under the laws of various countries (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to employees who are subject to the provisions of
Section 16 of the 1934 Act, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Option granted thereunder, or for any other purpose or to any effect permitted by applicable laws and regulations, without the approval of the share owners of the Company. However, in no event may additional shares of Common Stock be allocated to the Plan without shareholder approval. Without limiting the foregoing, the Board of Directors or the Committee may make amendments applicable or inapplicable only to participants who are subject to Section 16 of the 1934 Act.

          No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the optionee, except that the Committee may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of holders of outstanding Options affected thereby. Grants of ISOs may be made under this Plan until ten years from the Effective Date or such earlier date as this Plan is terminated, and grants of NSOs may be made until all of the shares of Common Stock authorized for issuance hereunder (adjusted as provided in Section 11) have been issued or until this Plan is terminated, whichever first occurs. The Plan shall terminate when there are no longer Options outstanding under the Plan, unless earlier terminated by the Board or by the Committee. Absent the occurrence of any of the foregoing events, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors.

Section 15. Governing Law.
-------------------------

          The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Delaware and construed in accordance therewith.

Section 16.  Effective Date.
---------------------------

          The Plan shall become effective when adopted by the Board of Directors, but no ISO granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, any ISO's previously granted under the Plan shall terminate and no further ISO shall be granted. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section
12) shall become effective when adopted by the Board of Directors, but no ISO issued after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such ISO to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any ISO's granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

                                    Adopted by the Board of Directors


                                    April 16, 1999

                                ASTROPOWER, INC

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Dr. Allen M. Barnett, Dr. George S. Reichenbach and Gilbert H. Steinberg, and each of them individually with the power of substitution, as Proxy or Proxies of the undersigned, to attend and act for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's Manufacturing Plant at Pencader Corporate Center, Newark, Delaware on June 16, 1999, at 11:00 A.M., local time and at any adjournment thereof, hereby revoking any prior Proxy or proxies.
This Proxy when properly executed will be voted as directed herein by the undersigned. If no direction is made, shares will be voted FOR the election of directors named in the proxy and FOR Proposals 2, 3 and 4.

              (Continued and to be dated and signed on other side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                                ASTROPOWER, INC.

                                 June 16, 1999


             \/ Please Detach and Mail in the Envelope Provided \/
--------------------------------------------------------------------------------



      Please mark your
A [X] votes as in this
      example.

                                         Nominees:   Clair E. Nordquist
                                                     Dr. George W. Roland
                                                     Dr. Allen M. Barnett
                                                     Dr. George S. Reichenbach
                            Withhold                 Charles R. Schatler
                    For       Vote                   Gilbert H. Steinberg
1. To elect as      [_]       [_]
   directors all
   persons named
   at right





For except - vote withheld from the following nominee(s)




                                             For    Against    Abstain
2.  Proposal to amend 1989 Stock Option      [_]      [_]        [_]
    Plan.

3.  Proposal to approve 1999 Stock Option    [_]      [_]        [_]
    Plan.

4.  To appoint KPMG, LLP                     [_]      [_]        [_]
    as independent accountants of the
    Company

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


IMPORTANT: Please date, sign, and return this Proxy Card using the enclosed envelope.


Signature _____________Signature if held jointly________________Dated______,1999
NOTE: (Signature should conform exactly to name on Proxy. When shares are held by joint tenants, both should sign. Executors, Administrators, guardians, trustees, Attorneys and officers signing for corporation should give full title.